                           SECTION 1350 CERTIFICATIONS

                                   EXHIBIT 32

CERTIFICATIONS PURSUANT TO SECTION 906 OF THE SARBANES - OXLEY ACT OF 2002

The undersigned certify that, to their knowledge, the Form 10-Q of Wilmington Trust Corporation (the Corporation) for the third quarter of 2006 fully complies with the requirements of section 13(a) of the Securities Exchange Act of 1934 and that the information contained in that report fairly presents, in all material respects, the financial condition and results of operation of the Corporation.


                                        /s/ Ted T. Cecala
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                                        Ted T. Cecala
                                        Chairman of the Board and
                                        Chief Executive Officer


                                        /s/ David R. Gibson
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                                        David R. Gibson
                                        Executive Vice President and
                                        Chief Financial Officer